FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2007

VoIP, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-28985	75-2785941
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

151 So. Wymore Rd. Alomonte Springs, Suite 32714
(Address of principal execute offices, including zip code)

(407) 389-3232
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 24, 2007, the Board of Directors of VoIP, Inc. (the “Company”) approved the Company’s amended Bylaws. The amendments were as follows:

Section 2.1 of the Company’s Bylaws was revised to delete the requirement that the annual meeting be held within six months of the end of the Company’s fiscal year.

Section 2.4 of the By-laws has been changed to provide that the notice of a meeting of the Company’s shareholders shall not be more than 60 days from the meeting (the prior Bylaws provided for 50 days).

Section 2.6 of the Bylaws was revised to provide that the fixing of the record fate for a meeting of the Company’s shareholders cannot be more than 60 days from the meeting (the prior Bylaws provided for 50 days).

Section 3.12 of the Bylaws was amended to add to the end of the first sentence “or such other compensation as the Board or a committee designated by the Board shall determine”.

Section 3.2 has been revised to provide that the number of the directors of the Company shall consist of from one to seven.

Sections 3.14 “Executive and Other Committees” and 3.15 “Removal of Committee Members” have been deleted.

A complete copy of the Company’s amended and Bylaws is attached as exhibit 3.2.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.   Exhibit

3.2    Amended and Restated Bylaws of VoIP, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2007	VoIP, INC. (Registrant)

	By:	/s/ Robert Staats
Robert Staats Chief Accounting Officer

EXHIBIT INDEX
Exhibit #
3.2     Amended and Restated Bylaws.